Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports 9% Increase in Sales and Continued Operating Profitability

Chicago, IL October 22, 2008 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and frequent dining programs to the restaurant industry, today reported its financial results for the third quarter ended September 30, 2008.

Rewards Network reported total sales of $62.4 million for the third quarter ended September 30, 2008, an increase of 9.2% as compared to the third quarter of the prior year. Rewards Network ended the third quarter of 2008 with 9,755 merchants, a 5.7% increase over the prior year. Diluted earnings per share for the third quarter of 2008 totaled $0.05 as compared to diluted earnings per share of $0.04 for the third quarter of the prior year.

“Our sales and profitability results for the third quarter were positive and consistent with our performance in the first half of 2008,” said Ron Blake, CEO of Rewards Network. “We believe that our results highlight the effectiveness of our actions to manage the risk profile of our Dining Credits portfolio and reduce costs where appropriate. We nonetheless are continuing to look for ways to reduce expenses and manage risk during these challenging economic times.”

The following table presents financial highlights of the Company’s operations for the third quarter and year to date periods ended September 30, 2008 and 2007 (in millions, except per share amounts and merchant count).

	3Q’08	3Q’07	YTD’08	YTD’07
Sales	$62.4	$57.2	$187.2	$166.9
Net revenues	$18.3	$16.6	$57.1	$47.6
Operating expenses	$16.5	$16.3	$50.1	$39.9	*
Net income	$1.5	$1.1	$4.6	$6.3	*
Diluted earnings per share	$0.05	$0.04	$0.17	$0.23	*

Total merchants	9,755	9,233
Dining Credits portfolio, net of reserves	$82.4	$91.7
Net Dining Credits Usage Period (Months)	7.5	9.7

*	Includes the favorable impact of a pre-tax credit of $11.6 million ($0.26 per diluted share) during 2007 that reversed a portion of the reserve related to the settlement of the Bistro Executive class action litigation.

October 22, 2008	Page 1 of 7

Third Quarter 2008 Results

Sales for the third quarter of 2008 were 9.2% higher as compared to the third quarter of 2007 and total merchant count increased 5.7% between the two periods.

Net revenues for the third quarter of 2008 were 10.2% higher than the third quarter of 2007. Net revenues were positively impacted by increased sales and a $0.8 million or 9.1% decrease in member benefits expense, partially offset by a $4.6 million or 16.0% increase in cost of sales.

Operating expenses for the three months ended September 30, 2008 were $0.2 million or 1.4% higher than the prior year. Contributing to the increase in operating expenses over the prior period was an increase in the management bonus accrual offset by a reduction in expense related to the Company’s continued migration from print to more cost-effective internet marketing.

Year to Date 2008 Results

Sales for the nine months ended September 30, 2008 were 12.2% higher as compared to the nine months ended September 30, 2007. Net revenues for the nine months ended September 30, 2008 were 20.0% higher than the nine months ended September 30, 2007. Net revenues were positively impacted by increased sales and a $4.9 million or 17.6% decrease in member benefits expense, offset by increases in cost of sales and the provision for losses.

Operating expenses for the nine months ended September 30, 2008 were $10.3 million higher as compared to the prior year. Excluding the litigation reserve adjustment in 2007, operating expenses for the nine months ended September 30, 2008 were $1.4 million lower than the prior year.

Cash Flows

During the first three quarters of 2008, the Company generated $26.4 million of cash and also funded approximately $105.0 million of new dining credits. Although the dining credits balance as of September 30, 2008 was 8.0% lower than the prior year, the Company generated higher sales as a result of more merchants in its portfolio while it lowered the average amount of capital at risk by reducing the net dining credits usage period year over year from 9.7 months to 7.5 months. Net cash used in investing and financing activities for the nine months ended September 30, 2008 was $43.4 million and included the following expenditures:

•	$39.9 million to purchase $40.2 million (par) of our convertible subordinated debentures.

•	$3.6 million to purchase information technology tools and for the development of new websites.

“In October we repurchased the remaining $14.8 million of our convertible debt, once again using our cash reserves and without drawing on our credit facility, which remains available for working capital,” said Chris Locke, CFO of Rewards Network. “Our strong year-to-date cash flows made it possible for us to retire the convertible debt entirely out of operating cash flows.”

Conclusion

“For over a year, we have been working hard to anticipate and manage risk in the Dining Credits portfolio, to reduce operating expenses, and to take advantage of the operating leverage in the business,” concluded Blake. “The positive impact of our disciplined approach is reflected in the results we are reporting today, including our strong cash flows, our ability to buy back our convertible debt out of our cash reserves, our debt-free position, and our significant increase in profitability. We continue to be positive about the opportunities we see in the marketplace and believe that our programs are attractive to both diners and merchants, even in these challenging economic times.”

October 22, 2008	Page 2 of 7

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, October 22, 2008. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through November 21, 2008, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 22959648.

About Rewards Network

Rewards Network (NASDAQ:DINE - News), headquartered in Chicago, Illinois, operates the leading frequent dining programs in North America. Thousands of participating restaurants and other merchants benefit from the Company’s extensive email, internet and print marketing efforts; member ratings, feedback and reporting; and access to capital. In conjunction with leading airline frequent flyer programs and other affinity organizations, Rewards Network provides millions of members with incentives to dine at participating restaurants, including airline miles, college savings rewards, reward program points, and Cashback RewardsSM savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (iii) changes to payment card association rules and practices, (iv) economic changes, (v) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (vi) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (vii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (viii) our inability to attract and retain active members, (ix) changes in our programs that affect the rate of rewards, (x) our inability to maintain an adequately-staffed sales force, (xi) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xii) our minimum purchase obligations and performance requirements, (xiii) network interruptions, processing interruptions or processing errors, (xiv) susceptibility to a changing regulatory environment, (xv) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xvi) the failure of our security measures, (xvii) the loss of key personnel, (xviii) increasing competition, and (xix) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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October 22, 2008	Page 3 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	%	2007	%	2008	%	2007	%
Sales	$62,442	100.00%	$57,180	100.00%	$187,228	100.00%	$166,918	100.00%

Cost of sales	33,246	53.24%	28,652	50.11%	98,741	52.74%	83,439	50.00%
Provision for losses	2,949	4.72%	3,171	5.55%	8,433	4.50%	8,020	4.80%
Member benefits	7,926	12.69%	8,724	15.26%	22,994	12.28%	27,889	16.71%

Net revenues	18,321	29.34%	16,633	29.08%	57,060	30.48%	47,570	28.50%

Membership fees and other income	308	0.49%	409	0.72%	977	0.52%	1,328	0.80%

Total operating revenues	18,629	29.83%	17,042	29.80%	58,037	31.00%	48,898	29.29%

Operating expenses:
Salaries and benefits	5,414	8.67%	5,063	8.86%	16,278	8.69%	15,339	9.19%
Sales commission and expenses	4,921	7.88%	5,072	8.87%	14,784	7.90%	15,541	9.31%
Professional fees	836	1.34%	369	0.65%	2,349	1.25%	1,717	1.03%
Member and merchant marketing	978	1.57%	1,752	3.06%	3,003	1.60%	5,425	3.25%
General and administrative	4,396	7.04%	4,054	7.09%	13,720	7.33%	13,464	8.07%
Litigation and related expenses	0	0.00%	0	0.00%	0	0.00%	(11,631)	-6.97%

Total operating expenses	16,545	26.50%	16,310	28.53%	50,134	26.78%	39,855	23.88%

Operating income	2,084	3.34%	732	1.27%	7,903	4.22%	9,043	5.42%

Other (expenses) income, net	(79)	-0.13%	592	1.04%	(709)	-0.38%	497	0.30%

Income before income tax provision	2,005	3.21%	1,324	2.31%	7,194	3.84%	9,540	5.72%

Income tax provision	513	0.82%	179	0.31%	2,635	1.41%	3,257	1.95%

Net income	$1,492	2.39%	$1,145	2.00%	$4,559	2.43%	$6,283	3.76%

Earnings per share
Basic	$0.05		$0.04		$0.17		$0.23
Diluted	$0.05		$0.04		$0.17		$0.23
Weighted average number of common and common equivalent shares
Basic	27,201		27,038		27,157		26,969
Diluted	27,455		27,120		27,443		27,098

October 22, 2008	Page 4 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended September 30, 2008			Three months ended September 30, 2007
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,670	816	2,486	1,440	727	2,167
Average transaction amount	$44.18	$46.05	$44.79	$47.07	$47.25	$47.13

Qualified transaction amount	$73,780	$37,574	$111,354	$67,786	$34,349	$102,135
Sales yield	76.4%	16.1%	56.1%	75.6%	17.2%	56.0%
Sales	$56,402	$6,040	$62,442	$51,267	$5,913	$57,180

Cost of dining credits	$32,994	—	$32,994	$28,349	—	$28,349
Processing fees	$161	$91	$252	$190	$113	$303

Total cost of sales	$33,155	$91	$33,246	$28,539	$113	$28,652

Provision for losses	$2,949	—	$2,949	$3,171	—	$3,171

Member benefits	$5,421	$2,505	$7,926	$5,591	$3,133	$8,724

Net revenues	$14,877	$3,444	$18,321	$13,966	$2,667	$16,633

	Nine months ended September 30, 2008			Nine months ended September 30, 2007
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	4,915	2,377	7,292	4,271	2,151	6,422
Average transaction amount	$45.43	$46.15	$45.67	$47.49	$48.28	$47.75

Qualified transaction amount	$223,306	$109,707	$333,013	$202,833	$103,842	$306,675
Sales yield	75.8%	16.3%	56.2%	73.5%	17.3%	54.4%
Sales	$169,360	$17,868	$187,228	$148,981	$17,937	$166,918

Cost of dining credits	$97,860	—	$97,860	$82,615	—	$82,615
Processing fees	$567	$314	$881	$551	$273	$824

Total cost of sales	$98,427	$314	$98,741	$83,166	$273	$83,439

Provision for losses	$8,433	—	$8,433	$8,020	—	$8,020

Member benefits	$16,140	$6,854	$22,994	$18,538	$9,351	$27,889

Net revenues	$46,360	$10,700	$57,060	$39,257	$8,313	$47,570

October 22, 2008	Page 5 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:	Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

Selected Balance Sheet and Cash Flow Information

	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Cash and cash equivalents	$18,457	$35,517
Dining credits	$103,265	$116,137
Allowance for doubtful dining credits accounts	$(20,876)	$(21,257)
Goodwill	$8,117	$8,117
Total assets	$139,120	$176,544

Accounts payable - dining credits	$4,619	$7,080
Litigation and related accruals (short and long-term)	$3,232	$6,110
Convertible subordinated debentures	$14,788	$55,000
Stockholders’ equity	$98,796	$92,842

	Nine Months Ended September 30,
	2008	2007
	(Unaudited)
Net cash provided by (used in):
Operations	$26,359	$(19,301)
Investing	$(3,607)	$(4,295)
Financing	$(39,758)	$(13,874)

October 22, 2008	Page 6 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q3 2008	Q2 2008	Q1 2008	Q4 2007	Q3 2007
Sales Statistic Trends:
Marketing Credits Program sales	$56,402	$59,723	$53,235	$52,152	$51,267
Marketing Services Program sales	6,040	6,000	5,828	6,037	5,913

Total sales	$62,442	$65,723	$59,063	$58,189	$57,180
Sequential Percentage Change
Marketing Credits Program sales	-5.6%	12.2%	2.1%	1.7%	1.4%
Marketing Services Program sales	0.7%	3.0%	-3.5%	2.1%	-5.3%
Total sales	-5.0%	11.3%	1.5%	1.8%	0.6%

Merchant Count Trends (period ended):
Marketing Credits Program merchants	6,449	6,646	6,644	6,488	6,188
Marketing Services Program merchants	3,306	3,123	2,942	3,054	3,045

Total merchants	9,755	9,769	9,586	9,542	9,233
Sequential Percentage Change
Marketing Credits Program merchants	-3.0%	0.0%	2.4%	4.8%	4.4%
Marketing Services Program merchants	5.9%	6.2%	-3.7%	0.3%	10.9%
Total merchants	-0.1%	1.9%	0.5%	3.3%	6.5%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$73,780	$78,039	$71,487	$69,046	$67,786
Marketing Services Program	37,574	36,702	35,431	35,330	34,349

Total qualified transaction amounts	$111,354	$114,741	$106,918	$104,376	$102,135
Sequential Percentage Change
Marketing Credits Program	-5.5%	9.2%	3.5%	1.9%	-1.6%
Marketing Services Program	2.4%	3.6%	0.3%	2.9%	-5.0%
Total qualified transaction amounts	-3.0%	7.3%	2.4%	2.2%	-2.7%

Sales Yield Trends:
Marketing Credits Program sales yield	76.4%	76.5%	74.5%	75.5%	75.6%
Marketing Services Program sales yield	16.1%	16.3%	16.5%	17.1%	17.2%
Total sales yield	56.1%	57.3%	55.2%	55.8%	56.0%

Member Activity Trends:
Member accounts active last 12 months	3,130	3,103	3,057	3,007	3,016
Number of qualified transactions during quarter	2,486	2,509	2,297	2,182	2,167

Cost of Dining Credits Trends:
Cost of dining credits	$32,994	$34,528	$30,338	$29,002	$28,349
Cost as % of Marketing Credits Program sales	58.5%	57.8%	57.0%	55.6%	55.3%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$103,265	$107,815	$113,831	$116,137	$112,418
Ending net dining credits portfolio	$82,389	$87,547	$94,750	$94,880	$91,692
Net write-offs (recoveries) - gross write-offs less recoveries	$2,106	$2,681	$4,743	$1,631	$(496)
Ending allowance for dining credits losses	$20,876	$20,268	$19,081	$21,257	$20,726
Allowance as % of gross dining credits	20.2%	18.8%	16.8%	18.3%	18.4%
Estimated months to consume gross dining credits *	9.4	9.4	11.3	12.0	11.9
Estimated months to consume net dining credits *	7.5	7.6	9.4	9.8	9.7

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

October 22, 2008	Page 7 of 7